UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 4, 2026

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38301	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2026, the Board of Directors (the “Board”) of Loop Industries, Inc. (the “Company”) appointed Mr. Spencer Hart to serve as the Company’s Chief Financial Officer, effective January 15, 2026 (the “Appointment Date”). Mr. Hart will also serve as the Company’s principal accounting officer and principal financial officer, effective as of the Appointment Date. Mr. Hart will continue to serve as a member of the Board following his appointment as Chief Financial Officer.

Mr. Hart, age 60, has served as a member of Loop’s Board of Directors since February 2025. Mr. Hart brings over 30 years of experience in investment banking and capital markets, most recently serving as a Senior Managing Director and Senior Advisor at Guggenheim Securities from May 2013 to December 2025.

In connection with his appointment as Chief Financial Officer, Loop Canada Inc., a wholly-owned subsidiary of the Company, and Mr. Hart entered into an Employment Agreement, dated as of January 2, 2026 (the “Hart Employment Agreement”), with an employment commencement date of January 4, 2026 (the “Commencement Date”).  From the Commencement Date through the Appointment Date, the Executive will be employed by the Company in a capacity other than Chief Financial Officer, with such duties and responsibilities as may be reasonably assigned by the Company.   Under the Hart Employment Agreement, Mr. Hart will receive, without limitation, the following compensation and benefits:

●	an annual base salary of USD $200,000;
●	an annual cash incentive bonus award opportunity with threshold performance earning 25% of base salary, target performance earning 50% of base salary, and maximum performance earning 75% of base salary, based on achievement of Company and individual performance goals;
●	a one-time grant of 1,000,000 stock options (the “Options”) under the Company’s 2017 Equity Incentive Plan, with an exercise price of $1.02 per share. The Options vest as follows: 200,000 Options upon grant; 200,000 Options on January 5, 2027; 200,000 Options on January 5, 2028; 200,000 Options on January 5, 2029; and 200,000 Options on January 5, 2030. In addition, any unvested Options will immediately vest if the Infinite Loop India plant produces 12,500 MT of PET resin meeting customer requirements in one calendar quarter; and
●	four (4) weeks of paid vacation per calendar year.

The Hart Employment Agreement may be voluntarily terminated by Mr. Hart upon 30 days’ advance written notice to the Company. The Company may terminate the Hart Employment Agreement at any time without advance notice for Serious Reason (as defined in the Hart Employment Agreement). In the event that Mr. Hart’s employment is terminated by the Company without Serious Reason, and subject to his execution of a release of claims in favor of the Company and compliance with certain post-employment covenants, Mr. Hart will be eligible to receive the following severance payments and benefits: (i) ten (10) months of his then-current base salary; (ii) a prorated annual incentive based on actual performance; and (iii) full vesting of the Options.

Pursuant to the Hart Employment Agreement, Mr. Hart has agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement covenants. The confidentiality, non-competition, non-solicitation and non-disparagement covenants apply during employment and following termination of employment, with the non-competition and non-solicitation covenants lasting for a period of ten months following termination of employment.

There are no family relationships between Mr. Hart and any director or executive officer of the Company, and there are no transactions between Mr. Hart and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Hart Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hart Employment Agreement, which is included as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

The Company qualifies as a “controlled company” under Nasdaq Listing Rule 5615 and, as a result, may rely on certain exemptions from Nasdaq’s corporate governance requirements, including:

●	requirements relating to oversight of director nominations, including having a nominating committee be composed entirely of independent directors;
●	requirements relating to oversight of executive compensation, including having a compensation committee that is composed entirely of independent directors; and
●	the requirement that a majority of the members of the Board be independent.

The Board acknowledged that, upon Mr. Hart’s appointment as an executive of the Company, he will no longer be considered an “independent director” under the rules of The Nasdaq Stock Market and, as a result, the Board will no longer be comprised of a majority of independent directors. In connection with Mr. Hart’s appointment as Chief Financial Officer and continuing service as a director, the Board considered the Company’s status as a controlled company, the importance of continuity and experienced leadership at this stage of the Company’s development, and Mr. Hart’s extensive financial and capital markets experience, which the Board believes will serve the bests interests of the Company.

In connection with entering into his employment agreement, Mr. Hart has resigned from his membership on the audit committee, compensation committee, and nominating and corporate governance committee of the Board, and the Board plans to appoint Louise Sams, an independent director, to the audit committee; Laurence Sellyn, an independent director, to the compensation committee, and Jay Stubina, an independent director, to the nominating and corporate governance committee, in each case effective as of the date of Mr. Hart’s resignation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of January 2, 2026, by and between Loop Canada Inc. and Spencer Hart.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: January 8, 2026	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

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